UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2017

(Date of earliest event reported)

Wabash National Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905	765-771-5310
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01         Entry into a Material Definitive Agreement

Amendments to ABL Credit Agreement and the Term Loan Credit Agreement

On August 16, 2017, Wabash National Corporation (the “Company”) entered into the Third Amendment (“ABL Third Amendment”) to the Amended and Restated Credit Agreement, dated as of May 8, 2012, among the Company, certain of its subsidiaries from time to time party thereto, Wells Fargo Capital Finance, LLC, as administrative agent, and the several lenders from time to time party thereto. The ABL Credit Agreement provides for, among other things, (x) a $175 million senior secured revolving credit facility that matures on June 4, 2020, subject to certain springing maturity events and (y) an uncommitted accordion feature allowing for an increase to the availability under the revolving credit facility of up to $50 million, subject to certain conditions.

On August 18, 2017, the Company entered into Amendment No. 4 (“Term Loan Amendment No. 4,” and collectively with the ABL Third Amendment, the “Amendments”) to the Credit Agreement, dated as of May 8, 2012, among the Company, Morgan Stanley Senior Funding, Inc., as administrative agent, and the several lenders from time to time party thereto. The Term Loan Credit Agreement provides for, among other things, (x) a $189.5 million senior secured term loan that matures on March 19, 2022, subject to certain springing maturity events, and (y) an uncommitted accordion feature allowing for additional senior secured term loans of up to $75 million, subject to certain conditions.

The Amendments permit the Company to proceed with the previously announced acquisition of Supreme Industries, Inc. (the “Acquisition”) and (x) issue equity-linked or debt securities (the “Securities Offering”) or (y) incur term loans or undertake other similar credit facilities or debt financings (the “Acquisition Loans”), in an aggregate principal amount not to exceed $325 million, the proceeds of which are to be used, among other things, to consummate the Acquisition. In addition, the Amendments permit the Company to enter into a senior unsecured bridge credit facility of up to $300 million (the “Acquisition Bridge Facility”) to be used to consummate the Acquisition in the event that the proceeds from either the Securities Offering or the Acquisition Loans are not available to the Company at the time of the consummation of the Acquisition. The Amendments also permit the Company to incur certain liens and debt to be acquired by the Company in connection with the Acquisition.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Third Amendment and the Term Loan Amendment No.4, which are attached to this Current Report as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to Amended and Restated Credit Agreement, dated August 16, 2017, by and among Wabash National Corporation, certain of its subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as arranger and administrative agent, and each lender party thereto.

10.2	Amendment No. 4 to Credit Agreement, dated August 18, 2017, by and among Wabash National Corporation, certain of its subsidiaries party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and each lender party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: August 22, 2017	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated August 16, 2017, by and among Wabash National Corporation, certain of its subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as arranger and administrative agent, and each lender party thereto.

10.2	Amendment No. 4 to Credit Agreement, dated August 18, 2017, by and among Wabash National Corporation, certain of its subsidiaries party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and each lender party thereto.

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